Exhibit 10.50
                                                                         Summary

Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. (the "Company") and Longgang Branch, Shenzhen Development Bank ("Development Bank") dated November 1, 2005.

Main contents:
>>    Contract number: Shenfa Longgang Dai Zi NO.20051101001.
>> The loan agreement is under Comprehensive Credit Facilities Agreement entered between the Company and Development Bank (Shenfa Longgang zongzi NO.20050407001).
>>    Loan Principal: RMB 10 million;
>> Loan term: from the date loan is actually provided to the Company to April 30,2006.
>>    Interest rate: fixed rate of 6.138%;
            |X| Penalty interest rate for delayed repayment: 6.138% plus 50% *6.138%;
            |X|   Penalty  interest  rate  for  embezzlement  of loan  proceeds:
                  6.138% * 2;
>>    Purpose of the loan is to provide working capital for the Company;
>> Advanced repayment of loan needs to be approved by Development Bank and Development Bank is entitled to charge a month's interest based on the prepaid loan principal as penalty;
>> If any of the following occurs, Development Bank is entitled to terminate Loan Agreement 1 before its term and withdraw all loans provided and cancel all loans not yet provided under Loan Agreement 1:
            |X| --- The Company terminates operation or is stopped from operation;
            |X| --- The Company provides untrue documents or hide important financial information about its operation;
            |X| --- The Company intentionally evades bank debts by way of related party transaction or other means;
            |X|   --- The Company uses loan  proceeds  for  purposes  other than what is agreed without the consent of Development Bank;
            |X|   ---  Occurrence  of other  instances  which  endangers  or may endanger the safety of the loan provided by Development Bank under Loan Agreement 1;
>> Breach of contract penalties: suspension of loan unprovided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for Development Bank's expenses incurred due to the Company's breach of contract such as lawyer's fee, travel cost in case of litigation, etc.


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>>    Special term:
            |X| If the Company belongs to the group client category, it should report to Development Bank in writing within 10 days from the occurrence of any related party transaction involving more than 10% of the Company's net asset.

Headlines of the articles omitted:
>>    Loan arrangement >> Drawing of the loan
>>    Clearing of the loan interest
>>    Interest penalty of loan
>>    Acceleration of the loan
>>    Rights and  obligation  of the borrower >> Rights and  obligations  of the lender
 >>   Expenses and service charges >> Settlement Account
>>    Amendment and termination of the loan agreement
>>    Miscellaneous
>>    Undertakings and Representations of the borrower
>>    Applicable law and dispute settlement
>>    Effectiveness
>>    Validity
>>    Attention